EXHIBIT 21.1
SOUTHCROSS ENERGY PARTNERS, L.P.
LIST OF SUBSIDIARIES

Name	Jurisdiction of Organization
Southcross Energy GP LLC	Delaware
Southcross Energy LP LLC	Delaware
Southcross CCNG Gathering Ltd.	Texas
Southcross CCNG Transmission Ltd.	Texas
Southcross Gulf Coast Transmission Ltd.	Texas
Southcross Mississippi Pipeline, L.P.	Delaware
Southcross Mississippi Industrial Gas Sales, L.P.	Delaware
Southcross Midstream Services, L.P.	Delaware
Southcross Marketing Company Ltd.	Texas
Southcross NGL Pipeline Ltd.	Texas
Southcross Gathering Ltd.	Texas
Southcross Mississippi Gathering, L.P.	Delaware
Southcross Delta Pipeline LLC	Delaware
Southcross Alabama Pipeline LLC	Delaware
Southcross Processing LLC	Delaware
Southcross Nueces Pipelines LLC	Delaware
Southcross Energy Operating, LLC	Delaware
Southcross Energy Finance Corp.	Delaware
FL Rich Gas Services GP, LLC	Texas
FL Rich Gas Services, LP	Texas
T2 EF Cogeneration Holdings LLC	Delaware
T2 EF Cogeneration LLC	Texas

TexStar Transmission, LP	Texas
T2 Eagle Ford Gathering Company LLC	Delaware
T2 Gas Utility LLC	Texas
FL Rich Gas Utility GP, LLC	Texas
FL Rich Gas Utility, LP	Texas
T2 LaSalle Gathering Company LLC	Delaware
T2 LaSalle Gas Utility LLC	Texas